UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☒   Definitive Additional Materials

☐   Soliciting Material Pursuant to Rule 14a-12

                            Genesis HealthCare Corporation
(Name of Registrant as Specified in its Charter)
________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒   No fee required.

☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐   Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FOR IMMEDIATE RELEASE

ISS RECOMMENDS GENESIS SHAREHOLDERS VOTE
“FOR” PROPOSED $69.35 CASH MERGER WITH
FORMATION CAPITAL AND JER PARTNERS

KENNETT SQUARE, PA – May 23, 2007 – Genesis HealthCare Corporation (“GHC” or “Genesis”) (NASDAQ: GHCI) today announced that Institutional Shareholder Services (“ISS”), a leading provider of corporate governance and proxy voting services, has recommended that the holders of common shares of GHC vote “FOR” the proposed acquisition by a joint venture between affiliates of Formation Capital, LLC and JER Partners. In the transaction, GHC shareholders will receive, $69.35 per share in cash, with the purchase price increasing, if the transaction is not completed by July 31, by approximately 9% per annum, or $0.01710 per day, from July 31, 2007 through August 31, 2007, and by approximately 10% per annum, or $0.01900 per day, from September 1, 2007 until the transaction closes.

The shareholder vote on the transaction will take place at GHC’s adjourned annual meeting on May 30, 2007.

George V. Hager, Jr., Chairman and Chief Executive Officer of GHC, said, “Genesis is very pleased to have the support of ISS for this compelling transaction. The $69.35 price represents a premium of approximately 44.3 % over the average closing price for GHC common stock over the 30 days prior to announcement of the original transaction on January 16, 2007, and the “ticking fee” feature protects the value of the merger consideration to our shareholders in the event the transaction is not completed by July 31.”

Shareholders who have questions or require assistance in voting their shares should contact MacKenzie Partners at 800-322-2885.

About Genesis HealthCare Corporation
Genesis HealthCare Corporation (NASDAQ: GHCI) is one of the nation's largest long-term care providers with over 200 skilled nursing centers and assisted living residences in 13 eastern states. Genesis also supplies contract rehabilitation therapy to over 600 healthcare providers in 20 states and the District of Columbia.

About Formation and JER
Formation Capital is a private equity firm in the senior housing and long-term care industry. Over the past five years, Formation Capital has completed over $1.5 billion of acquisitions in the sector and provides asset management services to over 250 facilities nationwide. For more information on Formation Capital, please visit www.formationcapital.com.

JER Partners is the private equity investment arm of J.E. Robert Companies, a real estate investment management company with more than 25 years of experience in sourcing, underwriting and managing a broad spectrum of real estate equity investments and debt products in North America and Europe. JER has completed over $1.1 billion of acquisitions in the senior housing sector. JER’s primary investments are in office, hospitality, retail, multi-family, healthcare-related real estate and industrial properties. Other areas of investment include commercial mortgage-backed securities (“CMBS”) and mezzanine financing. For more information on JER, please visit www.jer.com.

Forward-Looking Statements

A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the expected timetable for completing the transaction, successful integration of the business, benefits of the transaction and any other statements contained in this news release that are not purely historical fact are forward-looking statements. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the approval of the proposed merger by regulatory agencies, approval of the merger by the shareholders of GHC, satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement and the risks that have been described from time to time in GHC’s reports filed with the Securities and Exchange Commission (“SEC”), including its definitive proxy statement in connection with the 2007 annual meeting of shareholders and its annual report on Form 10-K for the fiscal year ended September 30, 2006. This document speaks only as of its date, and each of GHC, JER and Formation disclaims any duty to update the information herein.

Additional Information and Where to Find It:
On March 7, 2007, GHC filed with the SEC, and thereafter furnished to shareholders, a definitive proxy statement in connection with its 2007 annual meeting of shareholders. Since March 7, GHC has filed additional proxy soliciting materials, including proxy supplements filed with the SEC on April 23, May 4 and May 22, 2007. Investors and security holders are urged to read the proxy statement, its supplements and other documents filed or to be filed by GHC because they contain (or will contain when available) important information about the proposed merger. Investors and security holders may obtain a free copy of the proxy statement, its supplements and other documents filed by GHC (when available) at the SEC website at http://www.sec.gov. The proxy statement, its supplements and other documents also may be obtained for free from GHC by directing such request to Genesis HealthCare Corporation, Investor Relations, 101 East State Street, Kennett Square, PA 19348; telephone: 610-925-2000.

Participants in the Solicitation
GHC and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its stockholders in connection with the proposed merger and GHC’s scheduled 2007 annual meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies from GHC shareholders is set forth in GHC’s proxy statement filed on March 7, 2007 and in its proxy statements and Annual Reports on Form 10-K previously filed with the SEC.

* * *

GHC Investor Contacts:
Jim McKeon, CFO: (610) 444-8425
Lori Mayer, Director Investor Relations (610) 925-2000

GHC Media Contacts:
Jim Barron/Renée Soto: (212) 687-8080